Exhibit 22.2

. 8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com Security Class Holder Account Number Fold Form of Proxy - Annual Meeting (the “Meeting”) to be held on Thursday, May 11, 2017 This Form of Proxy is solicited by and on behalf of Management of Magna International Inc. (the “Corporation”) Notes to Proxy: 1. Every shareholder has the right to appoint some other person of their choice, who need not be a shareholder, to attend and act on their behalf at the Meeting. If you wish to appoint a person other than the Magna officers whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this Proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this Proxy with signing capacity stated. 3. This Proxy should be signed in the exact manner as the shareholder’s name appears on the Proxy. 4. If this Proxy is not dated, it will be deemed to bear the date on which it was mailed by Management to the shareholder. 5. The securities represented by this Proxy will be voted as directed by the shareholder, however, if such a direction is not made in respect of any matter, this Proxy will be voted FOR each of the matters to be voted on at the Meeting. 6. The securities represented by this Proxy will be voted in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This Proxy confers discretionary authority in respect of amendments or variations to the matters identified in the Notice of Meeting and in respect of all other business or matters that may properly come before the Meeting or any adjourned or postponed meeting. 8. Please refer to the Management Information Circular / Proxy Statement located at www.magna.com for further information regarding completion of this Proxy and other information pertaining to the Meeting. Fold Proxies must be received by 5:00 p.m. (Toronto Time) on Tuesday, May 9, 2017. VOTE USING THE TELEPHONE, INTERNET OR MAIL: . . . To Receive Documents Electronically You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com and clicking at the bottom of the page. To Vote by Mail To Vote Using the Telephone To Vote Using the Internet • Complete, sign and date the reverse hereof. • Return this Proxy in the envelope provided. • Call the number listed BELOW from a touch tone telephone. • Go to the following web site: www.investorvote.com Smartphone? Scan the QR code to vote now. • • 1-866-732-VOTE (8683) Toll Free Instead of mailing this Proxy, you may choose ONE of the two other voting methods outlined in this Proxy (phone or internet), subject to the following: Voting by mail may be the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual. Voting by mail or internet are the only methods by which a holder may appoint a person as proxyholder other than the Management appointees named on the reverse of this Proxy. If you vote by telephone or the internet, DO NOT mail back this Proxy. To vote by telephone or the internet, you will need to provide your CONTROL NUMBER listed below CONTROL NUMBER 01ARFC

. Appointment of Proxyholder This Proxy is solicited by and on behalf of Management of the Corporation. The undersigned shareholder of the Corporation hereby appoints William L. Young, or failing him, Donald J. Walker, or failing him, Jeffrey O. Palmer, or instead of any of them the undersigned wishes to appoint (insert name in box to the right), as the proxyholder of the undersigned, with full power of substitution to attend at, and to act and vote on behalf of the undersigned in respect of all matters that may come before the Annual Meeting of the Shareholders of the Corporation to be held at Hilton Toronto / Markham Suites Conference Centre, 8500 Warden Ave., Markham, Ontario, Canada on Thursday, May 11, 2017 at 10:00 a.m. (Toronto time), and any and all adjourned or postponed meetings, but with specific instructions as follows: 1. Election of Directors Withhold Withhold Withhold 01. Scott B. Bonham 05. Cynthia A. Niekamp 09. Lawrence D. Worrall 02. Peter G. Bowie 06. William A. Ruh 10. William L. Young Fold 07. Dr. Indira V. Samarasekera 03. Lady Barbara Judge 04. Dr. Kurt J. Lauk 08. Donald J. Walker Withhold 2. Reappointment of Auditors Reappointment of Deloitte LLP as the independent auditor of the Corporation and authorization of the Audit Committee to fix the independent auditor’s remuneration. Against 3. Advisory Resolution on Executive Compensation Resolved, on an advisory basis and not to diminish the roles and responsibilities of the board of directors, that the shareholders accept the approach to executive compensation disclosed in the accompanying Management Information Circular/Proxy Statement. Fold Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any Proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. Signature(s) Date Interim Financial Statements Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail. Annual Report Mark this box if you would like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail. If you are not mailing back your Proxy, you may register online to receive the above financial report(s) by mail or by email at www.computershare.com/mailinglist. MGCQ 01ARGF 220469 AR1 For For For For For